Exhibit 10.2

EARNOUT AGREEMENT

This EARNOUT AGREEMENT (this “Agreement”) is entered into as of March 15, 2019 by and among Target Hospitality Corp., a Delaware corporation (the “Company”), each of Harry E. Sloan (“Sloan”), Jeff Sagansky (“Sagansky”) and Eli Baker (“Baker” and together with Sloan and Sagansky, collectively the “Founder Group”).  Each member of the Founder Group and the Company are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company is party to that certain Agreement and Plan of Merger dated as of November 12, 2018, as amended by that certain Amendment to Agreement and Plan of Merger dated as of January 4, 2019 (as the same may be further amended, modified or otherwise supplemented from time to time in accordance with its terms, the “Signor Merger Agreement”), pursuant to which the Company, through a wholly-owned subsidiary, is acquiring the combined modular workforce accommodations business of RL Signor Holdings, LLC and its subsidiaries (the “Transaction”) from Arrow Holdings    S.à r.l., a Luxembourg société à responsabilité limitée;

WHEREAS, in accordance with the terms of the Signor Merger Agreement and effective as of the date hereof, the Company delivered an aggregate of $226,136,727.81 of cash (the “Minimum Proceeds”) required for closing the Transaction and the related transactions from the following sources: (i) $146,136,727.81 from the Trust Account and (ii) $80.0 million from a private investment equity offering; and

WHEREAS, the execution and delivery of this Agreement is a condition precedent to the closing of the Transaction.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I DEFINED TERMS

For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Signor Merger Agreement.  The following definitions shall apply to this Agreement:

“NASDAQ” means the Nasdaq Stock Market.

“Trading Day” means any day on which NASDAQ (or any other national securities exchange on which shares of Listco are traded, if applicable) is open for trading.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

“Trust Account” means that certain trust account of the Company, established with and maintained by the Transfer Agent in connection with the Company’s initial public offering for the benefit of its public stockholders.

ARTICLE II  EARNOUT

Section 2.01                            Earnout of Restricted Shares.   Prior to the date hereof, the Company issued 8,050,000 shares of its Class A common stock, par value $0.0001 (“Common Stock”), to the Founder Group (collectively, the “Initial Founder Shares”) and in connection with the Transaction each member of the Founder Group has agreed to restrict a certain number of Initial Founder Shares as determined on the date hereof based upon the gross amount of proceeds delivered by the Company in connection with the Transaction (collectively, the “Restricted Shares”), as set forth in Section 2.03 below, which Restricted Shares will placed in escrow for certain periods of time and released to the Founder Group subject to the occurrence of certain triggering events set forth in Section 2.03 below, in each case on the terms and conditions set forth herein.

Section 2.02                            Procedures Applicable to the Earnout of the Restricted Shares.

(a)                                 Delivery of Restricted Shares to Escrow Account.  Contemporaneous with the execution of this Agreement and the closing of the Transaction, all of the Restricted Shares will be subject to the terms of this Agreement and the Company and Founder Group will deliver electronically through the Depository Trust Company (“DTC”), using DTC’s Deposit/Withdrawal At Custodian System, to the Escrow Agent (as defined below), the Founder Shares, in the amount determined on the date hereof and in accordance with the terms set forth in Section 2.03.  Upon receipt of the Restricted Shares, the Escrow Agent will place such Restricted Shares in an escrow account (the “Escrow Account”) established pursuant to the terms and conditions of that certain escrow agreement (the “Escrow Agreement”) to be entered into simultaneously herewith by and between the Founder Group, the Company and the Transfer Agent, acting as escrow agent (the “Escrow Agent”).

(b)                                 Preparation and Delivery of Release Notice.  Promptly upon the occurrence of an applicable triggering event, as described in Section 2.03, or as soon as practicable after the Founder Group becomes aware of the occurrence of such triggering event, the Founder Group agrees to promptly notify the Company of the occurrence of such and the Parties agree to work together in good faith to prepare and deliver, or cause to be prepared and delivered, a mutually agreeable written notice to the Escrow Agent  (each a “Release Notice”), which Release Notice shall set forth in reasonable detail the triggering event giving rise to the requested release and the specific release instructions with respect thereto.  Each Party hereby agrees to negotiate in good faith to resolve any disputes that may arise with respect to the determination of the occurrence of a triggering event and the preparation of the applicable Release Notice.  In the event the Founder Group and the Company are unable to reach mutual agreement with respect to the preparation of a Release Notice, all unresolved disputed items shall be promptly referred to an impartial nationally recognized firm of independent certified public accountants appointed by mutual agreement of the Founder Group and the Company (the “Independent Accountant”). The Independent Accountant shall be directed to render a written report on the unresolved disputed items with respect to the applicable triggering event and related Release Notice as promptly as practicable and to resolve only those unresolved disputed items. The Parties hereby agree to respectively furnish to the Independent Accountant such work papers, schedules and other documents and information relating to the unresolved disputed items as the Independent Accountant may reasonably request. The Independent Accountant shall resolve the disputed items based solely on the terms and conditions in this Agreement and the presentations by the Founder Group and the Company and not by independent review. The resolution of any such dispute by the Independent Accountant shall be final and binding on the parties hereto. The fees and expenses of the Independent Accountant shall be borne equally by the Founder Group (on a pro rata basis) and the Company.

(c)                                  Distribution of Restricted Shares to the Founder Group.  For the purposes of this Agreement, the Restricted Shares that are to be released from the Escrow Account and distributed to the Founder Group shall be distributed to each member of the Founder Group on a pro rata basis, in amounts proportionate to the number of shares in the Company held by each member of the Founder Group as of the date hereof.  Following any release from the Escrow Account and distribution of any Restricted Shares to the Founder Group, such Restricted Shares shall no longer be subject to the requirements of this Agreement.

(d)                                 Exhaustion of Restricted Shares.  For the avoidance of doubt, no additional shares of capital stock of the Company will be placed in the Escrow Account for release or issuance hereunder and upon release of all of the Restricted Shares in the Escrow Account in accordance with this Section 2.02, the Escrow Agreement shall terminate pursuant to its terms and the provisions of this Section 2.02 shall no longer have any force or effect.  Notwithstanding the forgoing, upon termination of this Agreement pursuant to Section 5 hereof and termination of the Escrow Account in connection thereto, any Restricted Shares remaining in Escrow at the time of such termination shall thereafter be forfeited and returned to the Company to be held in treasury and no Party shall have any rights with respect thereto.

Section 2.03                            Release of Restricted Shares from the Escrow Account.  At Closing, the Founder Group shall deliver 5,015,898 Restricted Shares to the Escrow Agent and the Founder Group and the Company shall take all reasonable actions necessary to direct the Escrow Agent to release and deliver such Restricted Shares to the Founder Group as follows:

(a)                                 at any time during the period of three (3) years following the date hereof, if the closing price of the shares of the Company’s Common Stock as reported on NASDAQ or any other national securities exchange exceeds $12.50 per share for twenty (20) of any thirty (30) consecutive Trading Days on NASDAQ or any other national securities exchange, fifty percent (50%) of the Restricted Shares will be released from the Escrow Account and distributed to the Founder Group upon receipt by the Escrow Agent of the applicable Release Notice; and

(b)                                 at any time during the period of three (3) years following the date hereof, if the closing price of the shares of the Company’s Common Stock as reported on NASDAQ or any other national securities exchange exceeds $15.00 per share for twenty (20) of any thirty (30) consecutive Trading Days on NASDAQ or any other national securities exchange, the remaining fifty percent (50%) of the Restricted Shares will be released from the Escrow Account and distributed to the Founder Group upon receipt by the Escrow Agent of the applicable Release Notice.

ARTICLE III  FURTHER ASSURANCES

Section 3.01                            Further Assurances.  In the event that any Founder Shares are required to be transferred and/or delivered pursuant to this Agreement, each Party agrees to execute and deliver all related documentation and take such other action in support of the transaction as shall reasonably be requested by any Party to such transaction in order to carry out the applicable terms and provision of this Agreement, including, without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances), and any similar or related documents.

Section 3.02                            General Undertaking.  Each Party shall exercise all powers and rights available to it, including as a holder of shares in the Company, and such other rights and powers available to it from time to time in order to give effect to the provisions of this Agreement and to ensure that the Company and the Escrow Agent comply with their respective obligations under this Agreement.

ARTICLE IV  REPRESENTATIONS AND WARRANTIES

Section 4.01                            Representations and Warranties of the Parties.  Each Party, on behalf of itself, represents and warrants to each other Party on the date of this Agreement as follows: (a) such Party has all requisite power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby; (b) the execution and delivery by such Party of this Agreement, the performance of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite action on the part of such Party, to the extent required; (c) this Agreement has been duly executed and delivered by such Party, and (assuming due authorization, execution and delivery by each other Party) this Agreement constitutes a legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4.02                            Representations and Warranties of the Founder Group.  Each of Sponsor, Sloan and Sagansky, on behalf of itself and only with respect to such Restricted Shares held by such Party, represents and warrants on the date of this Agreement as follows: such Party owns, as of the date hereof, the Restricted Shares in the respective amounts set forth next to such Party’s name on Schedule 4.02 hereto, free and clear of all Liens, other than Permitted Liens.  Such Party covenants and agrees that it will not sell, transfer, exchange, convert, assign, subject to a Lien, or otherwise encumber or dispose of any of the Restricted Shares owned by such Party at any time during the term of this Agreement.  Such Party further represents and warrants that, except as contemplated by this Agreement, there are no options, puts, calls, exchangeable or convertible securities or other similar rights, agreements or commitments relating to the Restricted Shares owned by such Party.

ARTICLE V
TERMINATION

Section 5.01                            Termination.  This Agreement will automatically terminate as follows:

(a)                                 by the mutual written consent of the Parties; and

(b)                                 upon the earlier of (i) the expiration of the latest time period set forth in Section 2.03 hereof or (ii) the depletion of all Restricted Shares from the Escrow Account.

Section 5.02                            Effect of Termination.  In the event of termination of this Agreement as provided in Section 5.01 above, this Agreement shall become void and there shall be no liability on the part of any Party; provided, however, that nothing in this Agreement shall relieve a Party from liability for (i) any breach by such Party of the terms and provisions of this Agreement prior to such termination or (ii) fraud.  Upon termination of this Agreement, the Escrow Agreement will terminate in accordance with its terms and any Restricted Shares remaining in the Escrow Account at the time of such termination will automatically be cancelled and shall thereafter cease to exist and no Founder shall have any rights with respect thereto.

ARTICLE VI  MISCELLANEOUS

Section 6.01                            Amendment.  Subject to applicable Law and except as otherwise provided in this Agreement, prior to the Closing this Agreement may be amended, modified and supplemented by an instrument in writing signed on behalf of each of the Parties.

Section 6.02                            Expenses.  All expenses incurred in connection with this Agreement, including without limitation any transfer costs, escrow fees and registration costs, will be paid for by the Company.

Section 6.03                            Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), telecopied (notice deemed given upon confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to the Founder Group to:

c/o Platinum Eagle Acquisition LLC

2121 Avenue of the Stars, Suite 2300

Los Angeles, CA 90067

Attention: Eli Baker

E-mail: elibaker@geacq.com

with a copy to:

Winston & Strawn LLP

200 Park Avenue

New York, NY 10166

Attention: Joel L. Rubinstein

Jason D. Osborn

Facsimile: (212) 294-4700

E-mail: jrubinstein@winston.com

josborn@winston.com

if to the Company to:

Target Hospitality Corp.

2170 Buckthorne Place, Suite 440

The Woodlands, TX 11380-1775

Attention: Heidi Lewis, General Counsel

Email: hlewis@targetlodging.com

with a copy to:

Allen & Overy LLP

1221 Avenue of the Americas

New York, NY 10020

Attention: William Schwitter

E-mail: William.schwitter@allenovery.com

Section 6.04                            Interpretation.  When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.   Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”  The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.  All references to currency, monetary values and dollars set forth herein shall mean U.S. dollars.  The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 6.05                            Counterparts.  This Agreement may be executed manually or by facsimile or pdf by the Parties hereto, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties hereto and delivered to the other Parties hereto.

Section 6.06                            Entire Agreement.  This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and thereof, including without limitation the term sheet.

Section 6.07                            Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any

Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible

Section 6.08                            Governing Law; Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflict of laws principles that would result in the application of the Law of any other jurisdiction.

Section 6.09                            Enforcement; Remedies.  Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

Section 6.10                            Waiver of Jury Trial.  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE TRANSACTION AGREEMENTS DELIVERED IN CONNECTION HEREWITH AND THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  EACH PARTY HEREBY FURTHER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHUOT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.10.

Section 6.11                            Assignment.  This Agreement shall not be assigned by any of the Parties (including by operation of Law) without the prior written consent of the other Parties.  Subject to the preceding sentence, but without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date first above written.

TARGET HOSPITALITY CORP.

By:	/s/ James B. Archer
Name: James B. Archer
Title: President and Chief Executive Officer

HARRY E. SLOAN

/s/ Harry E. Sloan

JEFF SAGANSKY

/s/ Jeff Sagansky

ELI BAKER

/s/ Eli Baker

[Signature page to Earnout Agreement]